As filed with the Securities and Exchange Commission on April 7, 2026.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERU INC.

(Exact Name of Registrant as Specified in Its Charter)

Wisconsin	39-1144397
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2916 N. Miami Avenue

Suite 1000

Miami, Florida 33127

(305) 509-6897

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

MITCHELL S. STEINER, M.D.

Chairman, President and Chief Executive Officer

Veru Inc.

2916 N. Miami Avenue

Suite 1000

Miami, Florida 33127

Telephone (305) 509-6897

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:

Benjamin G. Lombard, Esq.

Reinhart Boerner Van Deuren s.c.

1000 North Water Street, Suite 1700

Milwaukee, Wisconsin 53202

(414) 298-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Prospectus

Subject To Completion, April 7, 2026

Veru Inc.

23,800,000 Shares

Common Stock

This prospectus relates to the offer and sale by us of 23,800,000 shares of our common stock, par value $0.01 per share, that are issuable upon the exercise of warrants all of which were issued pursuant to a prospectus supplement dated October 29, 2025 and which consist of (i) pre-funded warrants to purchase up to 7,000,000 shares of our common stock at an exercise price of $0.001 per share, (ii) Series A common stock warrants (the “Series A warrants”) to purchase up to 8,400,000 shares of our common stock at an exercise price of $3.00 per share, and (iii) Series B common stock warrants (the “Series B warrants”) to purchase up to 8,400,000 shares of our common stock at an exercise price of $3.00 per share. The Series A warrants and the Series B warrants are collectively referred to herein as the “common stock warrants,” and the common stock warrants and the pre-funded warrants are collectively referred to herein as the “warrants.” We will receive the proceeds from any cash exercises of the warrants. The Series A warrants are exercisable at any time until their expiration date, which date is five years from the date of issuance for the Series A warrants. The Series B warrants are exercisable at any time until their expiration date, which date is the earlier of (i) 45 calendar days following the date as of which certain conditions are met as described in the section titled “Prospectus Summary – The Offering”, and (ii) the third anniversary of the date of issuance for the Series B warrants. The pre-funded warrants are immediately exercisable and have no expiration date. If all of the warrants are exercised, we will receive aggregate proceeds of approximately $50,407,000 before expenses.

Our common stock is listed on the Nasdaq Capital Market under the symbol “VERU.” On April 6, 2026, the closing price of our common stock was $2.40 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2026

i

ABOUT THIS PROSPECTUS

This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision

This prospectus describes the specific terms of the securities we are offering and also adds to, and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the Securities and Exchange Commission (the “SEC”), before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement

You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus captioned “Where You Can Find More Information” and “Incorporation by Reference.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

When used in this prospectus, the terms “we,” “our,” “us,” and “Veru” means Veru Inc. and its subsidiaries, unless the context indicates another meaning, the term “common stock” means shares of our common stock, par value $0.01 per share, and the term “preferred stock” means shares of our Class A preferred stock, par value $0.01 per share. This prospectus and the documents incorporated by reference herein contain references to our trademarks, service marks and trade names as well as third-party trademarks that are the property of their respective owners. We do not intend the use or display of third-party trademarks or trade names to imply any relationship with, or endorsement or sponsorship of us by, any other companies. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus or any of the documents incorporated by reference herein may be listed without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their right thereto.

This prospectus and the documents incorporated by reference herein also contain estimates, projections and other information concerning our industry, our business and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms or other third parties, industry, medical or general publications, government data or similar sources. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Our Company

We are a late clinical stage biopharmaceutical company focused on developing novel medicines for the treatment of cardiometabolic and inflammatory diseases. Our drug development program consists of two late-stage new chemical entities, enobosarm and sabizabulin. Enobosarm, an oral selective androgen receptor modulator (“SARM”), is being developed as a next generation drug that makes weight reduction by glucagon-like peptide-1 receptor agonist (“GLP-1 RA”) drugs more tissue selective for loss of fat and preservation of lean mass leading to improved body composition and physical function which is expected to result in clinically meaningful incremental weight reduction versus GLP-1 RA therapy alone. Sabizabulin, a microtubule disruptor, is being developed for the treatment of chronic inflammation related to atherosclerotic cardiovascular disease.

Corporate Information

We were originally incorporated in Wisconsin in 1971 as The Wisconsin Pharmacal Company, Inc. We subsequently changed our name to The Female Health Company in 1996 and to Veru Inc. on July 31, 2017. Our principal executive offices are located at 2916 N. Miami Avenue, Suite 1000, Miami, FL 33127, and our telephone number is (305) 509-6897. We maintain our corporate website at www.verupharma.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

The Offering

This prospectus relates to the offer and sale by us of 23,800,000 shares of our common stock, par value $0.01 per share, that are issuable upon the exercise of warrants all of which were issued pursuant to a prospectus supplement dated October 29, 2025 and which consist of (i) pre-funded warrants to purchase up to 7,000,000 shares of our common stock at an exercise price of $0.001 per share, (ii) Series A warrants to purchase up to 8,400,000 shares of our common stock at an exercise price of $3.00 per share, and (iii) Series B warrants to purchase up to 8,400,000 shares of our common stock at an exercise price of $3.00 per share. We will receive the proceeds from any cash exercises of the warrants. The Series A warrants are exercisable at any time until their expiration date, which date is five years from the date of issuance for the Series A warrants. The Series B Warrants are exercisable at any time until their expiration date, which date is the earlier of (1) the third anniversary of the date of issuance or (2) the date upon which the second of the following occurs: (a) the date on which we first publicly disclose, whether by press release or Form 8-K filing, interim data from our planned Phase 2b PLATEAU clinical study of enobosarm, which data show both (i) a relative difference of at least 10% in median percentage change in percent lean body mass (calculated by dividing [a] total lean mass (kg) by [b] the sum of total lean mass (kg) plus total fat mass (kg) and multiplying such fraction by 100%) over a 36-week period between enobosarm and placebo groups, and (ii) a relative difference of at least 80% between enobosarm and placebo groups when calculating total lean mass preserved over a 36-week period (calculated by dividing the difference of the total lean mass at the conclusion of the period minus the total lean mass at the beginning of the period, by the total lean mass at the beginning of the period, and multiplying such fraction by 100%), and (b) following such public disclosure in clause (a) above, the closing price for shares of our common stock has been at least $4.00 for at least ten consecutive trading days. The pre-funded warrants are immediately exercisable and have no expiration date. If all of the warrants are exercised, we will receive aggregate proceeds of approximately $50,407,000 before expenses.

Use of Proceeds

We currently intend to use the net proceeds from the sale of the common stock offered by us hereunder, if any, for general corporate purposes, which may include additions to working capital, financing research and development, clinical trial and marketing expenditures, financing drug development activities, financing acquisitions, operating expenses and expenses relating to legal proceedings. See “Use of Proceeds” in this prospectus.

Risk Factors

Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page 5 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

Nasdaq Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “VERU.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing any of our securities offered by this prospectus, you should carefully consider the risks described in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus, as described below under “Where You Can Find More Information About Us” and “Incorporation by Reference.” If any of the following risks actually occurs, our business, financial condition or results of operations could be adversely affected. In such case, the trading price of our common stock could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus and in the documents incorporated by reference as a result of different factors, including the risks described in the filings incorporated by reference.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements which are intended to be, and are hereby identified as, “forward-looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our financial condition or business, our development and commercialization plans relating to our product candidates and products, , including any potential development or commercialization of enobosarm as a next generation drug that makes weight reduction by GLP-1 RA drugs more tissue selective for loss of fat and preservation of lean mass leading to improved body composition and physical function and result in clinically meaningful incremental weight reduction versus GLP-1 RA therapy alone for the treatment of obesity and sabizabulin to treat cardiovascular atherosclerotic disease to reduce major cardiovascular events, future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, royalty payments, outcome of litigation and other contingencies, financial condition, results of operations, liquidity, cost savings, our ability to continue as a going concern, objectives of management, business strategies, clinical trial timing, plans and results, the achievement of clinical and commercial milestones, the advancement of our technologies and our products and drug candidates, our intellectual property strategy and whether any products may be patented, the expected use of proceeds from this offering, and other statements that are not historical facts. You can identify forward-looking statements by the use of words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “opportunity,” “plan,” “predict,” “potential,” “estimate,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. These statements are based upon our current plans and strategies, reflect our current assessment of the risks and uncertainties related to our business and are made as of the date of this prospectus. These statements are inherently subject to known and unknown risks and uncertainties. You should read these statements carefully because they discuss our future expectations or state other “forward-looking” information. There may be events in the future that we are not able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements. Factors that could cause actual results to differ materially from those currently anticipated include the following:

•

potential delays in the timing of and results from clinical trials and studies, including potential delays in the recruitment of patients and their ability to effectively participate in such trials and studies, and the risk that such results will not support marketing approval or commercialization in the United States or in any foreign country;

•

potential delays in the timing of any submission to the U.S. Food and Drug Administration (the “FDA”) or any other regulatory authority around the world and potential delays in, or failure to obtain, from any such regulatory authority approval of products under development, including the risk of a delay or failure in reaching agreement with the FDA on the design of any clinical trial, including any post-approval or post-authorization study, or in obtaining authorization to commence a clinical trial or commercialize a product candidate in the U.S. or elsewhere, and the risk that the terms of any regulatory approval may limit the drug’s commercial potential;

•	although we have sought and received feedback from the FDA on the designs of our clinical trials and intend to continue to do so, the FDA may ultimately disagree that our trials support approval;

•	potential delays in the timing of approval by the FDA or any other regulatory authority of the release of manufactured lots of approved products;

•

clinical trial results supporting any potential regulatory approval or authorization of any of our products, including enobosarm initially as a treatment to augment fat loss and to prevent muscle loss in sarcopenic obese or overweight elderly patients receiving a GLP-1 RA who are at-risk for developing muscle weakness and sabizabulin to treat cardiovascular atherosclerotic disease to reduce major cardiovascular events, may not be replicated in clinical practice;

•

clinical results or early data from clinical trials may not be replicated or continue to occur in additional trials or may not otherwise support further development in the specified product candidate or at all;

•	risks that our business could be negatively impacted by disruptions at the FDA or other government agencies, including as a result of a shutdown of the U.S. government;

•	risks related to our ability to obtain sufficient financing on acceptable terms when needed to fund product development and our operations and to enable us to continue as a going concern;

•	we may not receive any additional funds upon the exercise of outstanding warrants;

•	our ability to maintain compliance with the continued listing requirements of the Nasdaq Stock Market LLC (“Nasdaq”);

•

we need to secure significant funding to advance our drug candidates, including government grants, pharmaceutical company partnerships, or similar external sources to advance the development of sabizabulin as a treatment for slowing progression of or promoting regression of atherosclerosis disease;

•

risks related to the development of our product portfolio, including clinical trials, regulatory approvals and time and cost to bring any of our product candidates to market, and risks related to efforts of our collaborators;

•	product demand and market acceptance of our commercial products and our products in development, if approved;

•

risks related to our ability to obtain insurance reimbursement from private payors or government payors, including Medicare and Medicaid, and similar risks relating to market or political acceptance of any potential or actual pricing for any of our product candidates that, if approved, we attempt to commercialize;

•	all of our products are in development and we may fail to successfully commercialize such products;

•

risks related to intellectual property, including the uncertainty of obtaining intellectual property protections and in enforcing them, the possibility of infringing a third party’s intellectual property, and licensing risks, and the Company’s ability to fund any enforcement or defense of its intellectual property rights;

•

competition from existing and new competitors with respect to our products in development, if approved, including the potential for reduced sales, pressure on pricing and increased spending on marketing;

•

risks related to compliance and regulatory matters, including costs and delays resulting from extensive government regulation and reimbursement and coverage under healthcare insurance and regulation as well as potential healthcare reform measures;

•	the risk that we will be affected by regulatory and legal developments;

•	risks inherent in doing business on an international level, including currency risks, regulatory requirements, political risks, export restrictions and other trade barriers;

•

the risk of disruption of production at facilities of third parties on which we rely and/or of our ability to obtain clinical drugs or other products, at a reasonable cost or at all, due to raw material shortages, labor shortages, manufacturing partner business changes, physical damage to third parties’ facilities, product testing, transportation delays or regulatory or other governmental actions, and the duration and impact of any such disruptions;

•	risks related to our growth strategy;

•	our continued ability to attract and retain highly skilled and qualified personnel;

•

risks relating to the restatement of our unaudited condensed consolidated financial statements as of and for the three and nine months ended June 30, 2023 and the restatement of our audited consolidated financial statements as of and for the years ended September 30, 2023 and 2022;

•	risks relating to our history of losses and the fact we currently have no commercial revenue and may never generate revenue or become profitable;

•	the costs and other effects of litigation, governmental investigations, legal and administrative cases and proceedings, settlements and investigations, and other claims against us;

•

the risk that we may identify material weaknesses or other deficiencies in our internal control over financial reporting in the future or otherwise fail to maintain an effective system of internal controls;

•	we are subject to cybersecurity risks and the information technology systems on which we rely may be subject to data security or privacy incidents;

•

our ability to identify, successfully negotiate and complete suitable acquisitions, out-licensing transactions, in-licensing transactions or other strategic initiatives and to realize any potential benefits of such transactions or initiatives; and

•	our ability to successfully integrate acquired businesses, technologies or products.

Additional factors that we do not yet know of or that we currently think are immaterial may also impair our business operations.

All forward-looking statements in this prospectus should be considered in the context of the risks and other factors described above and in the section titled “Risk Factors” in this prospectus, in our most recent Annual Report on Form 10-K, in our subsequent Quarterly Reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference in this prospectus. We undertake no obligation to make any revisions to the forward-looking statements contained in this prospectus or to update them to reflect events or circumstances occurring after the date of this report except as required by applicable law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information

USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of the common stock offered by us hereunder, if any, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include additions to working capital, including vendor obligations, financing research and development, clinical trial and marketing expenditures, financing drug development activities, including with potential partners, financing acquisitions, operating expenses and expenses relating to legal proceedings. We cannot predict when or if the warrants will be exercised. It is possible that the warrants may expire and may never be exercised.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending the uses described above, we plan to invest the net proceeds of this offering in short- and medium-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

If you purchase common stock upon the exercise of your warrant (but not your pre-funded warrant), your ownership interest will be diluted to the extent of the difference between the exercise price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of December 31, 2025, was approximately $29.4 million, or $1.83 per share.

After giving effect to the sale of 23,800,000 shares of our common stock to new investors exercising common stock warrants for cash at $3.00 per share and exercising pre-funded warrants for cash at $0.001, respectively, as applicable, our net tangible book value as of December 31, 2025, would have been $79.7 million, or $2.00 per share of common stock. This represents an immediate increase in the net tangible book value of $0.17 per share to our existing stockholders and an immediate dilution in net tangible book value of: $1.00 per share to new investors exercising warrants for cash at $3.00 per share; new investors exercising pre-funded warrants will not experience dilution upon exercise of their pre-funded warrants. The following table illustrates this per share dilution:

Offering price per share		$3.00
Net tangible book value per share as of December 31, 2025	$1.83
Increase in net tangible book value per share attributable to new investors in offering	$0.17

As adjusted net tangible book value per share as of December 31, 2025, after giving effect to this offering		$2.00

Dilution per share to investors purchasing shares in this offering		$1.00

The table above assumes for illustrative purposes that all 23,800,000 shares of common stock are sold in this offering upon the exercise of the warrants and pre-funded warrants for cash.

The above discussion and table are based on 16,050,320 shares of our common stock issued and outstanding as of December 31, 2025, and exclude the following, all as of December 31, 2025:

•

2,133,146 shares of our common stock issuable upon exercise of outstanding options and stock appreciation rights, having a weighted average exercise price of $35.77 per share, of which 1,478,667 shares were vested, and

•

a total of 1,047,603 shares of our common stock reserved for future issuance under our 2017 Equity Incentive Plan, our 2018 Equity Incentive Plan and our 2022 Employment Inducement Equity Incentive Plan.

To the extent that outstanding options or stock appreciation rights are exercised, new options or other equity grants are issued under our equity incentive plans or we otherwise issue additional equity securities in the future, there will be further dilution to investors participating in this offering.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the terms of our common stock and preferred stock. It may not contain all the information that is important to you. For additional information, you should look at our amended and restated articles of incorporation, as amended, and our amended and restated by-laws, copies of which are on file with the SEC as exhibits to periodic reports previously filed by us. See “Where You Can Find More Information About Us” and “Incorporation by Reference.”

General

Our authorized capital stock consists of 308,000,000 shares of common stock, par value $0.01 per share, 5,000,000 shares of Class A preferred stock, par value $0.01 per share, and 15,000 shares of Class B preferred stock, par value $0.50 per share. As of March 31, 2026, there were:

•	16,050,320 shares of our common stock outstanding;

•	no shares of our preferred stock outstanding;

•	2,094,978 shares of common stock issuable upon exercise of outstanding options and stock appreciation rights;

•	7,000,000 shares of common stock issuable upon exercise of outstanding pre-funded warrants with a nominal exercise price of $0.001 per share; and

•	16,800,000 shares of common stock issuable upon exercise of outstanding common stock warrants.

The outstanding shares of our common stock are fully paid and non-assessable, and any shares of common stock issued pursuant to this prospectus upon the exercise of the warrants, when issued in accordance with the terms of the warrants, will be fully paid and non-assessable.

Common Stock

Dividend Rights.

Subject to limitations under Wisconsin law and the rights of any outstanding shares of preferred stock, holders of our common stock are entitled to ratably receive dividends or other distributions when and if declared by our board of directors out of funds legally available for that purpose.

Voting Rights.

Each outstanding share of our common stock is entitled to one vote per share held of record on all matters to be voted upon by shareholders, including the election of our directors and other corporate matters. At a meeting of shareholders at which a quorum is present, for all matters other than the election of directors, a matter is approved if the votes cast favoring the matter exceed the votes cast opposing the matter unless the matter is one upon which a different vote is required by our amended and restated articles of incorporation, as amended, our amended and restated by-laws or the Wisconsin Business Corporation Law. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. There is no cumulative voting with respect to the election of directors or any other matter. Under the Wisconsin Business Corporation Law, the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote is generally required to approve (i) a merger to which we are a party, (ii) the sale, lease, exchange or other disposition of all or substantially all of our assets, (iii) an amendment to our amended and restated articles of amendment, as amended, which requires a shareholder vote, and (iv) our dissolution.

Liquidation, Dissolution or Winding Up.

If we liquidate, dissolve or wind up, subject to the rights of any outstanding shares of preferred stock, the holders of our common stock are entitled to share ratably in all assets legally available for distribution to our shareholders after the payment of all of our debts and other liabilities.

Rights and Preferences.

Holders of our common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to shares of our common stock.

Transfer Agent and Registrar.

Computershare serves as the registrar and transfer agent for our common stock.

Stock Exchange Listing.

Our common stock is listed on the NASDAQ Capital Market under the trading symbol “VERU”.

Preferred Stock

We are authorized to issue 5,000,000 shares of Class A preferred stock, par value $0.01 per share. As of March 31, 2026, there were no shares of preferred stock outstanding.

Our board of directors has the authority, without further action by our shareholders, to issue Class A preferred stock in one or more series and to fix from time to time the number of shares to be included in each such series and the designation of such series, and to fix the relative rights and preferences of the shares of any such series, but only with respect to:

•	the rate of dividend;

•	the price at and the terms and conditions on which shares may be redeemed;

•	the amount payable upon shares in the event of voluntary or involuntary liquidation;

•	sinking fund provisions for the redemption or purchase of shares; and

•	the terms and conditions on which shares may be converted into shares of any other class or series.

Except as to the matters expressly set forth in the bullet points above, all series of preferred stock, whenever designated and issued, must have the same preferences, limitations and relative rights and will rank equally, share ratably and be identical in all respects as to all matters.

Unless otherwise provided by Wisconsin law, each holder of preferred stock will have one vote per share and will vote with the holders of common stock together as a single class.

Our board of directors may authorize the issuance of preferred stock with rights that could adversely affect the rights of the holders of our common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Veru and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that preferred stock.

Limitation on Directors’ Liability

The Wisconsin Business Corporation Law provides that our directors will not be personally liable to us or our shareholders for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the following:

•	a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director had a material conflict of interest;

•	a violation of criminal law unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

•	a transaction from which the director derived an improper personal profit; or

•	willful misconduct.

This provision of the Wisconsin Business Corporation Law may have the effect of reducing the likelihood of derivative or other shareholder litigation against our directors, and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our shareholders.

Wisconsin Anti-Takeover Provisions

Under Section 180.1150 of the Wisconsin Business Corporation Law, unless the board of directors otherwise specifies, the voting power of shares of a “resident domestic corporation,” such as us, which are held by any person holding in excess of 20% of the voting power of our stock will be limited to 10% of the full voting power of the shares. This statutory voting restriction does not apply to shares acquired directly from us, acquired in a transaction incident to which our shareholders vote to restore the full voting power of the shares and under other circumstances more fully described in Section 180.1150.

Sections 180.1141 through 180.1144 of the Wisconsin Business Corporation Law provide that a “resident domestic corporation,” such as us, may not engage in a “business combination” with a person beneficially owning 10% or more of the voting power of our outstanding stock (an “interested stockholder”) for three years after the date the interested shareholder acquired his 10% or greater interest, unless the business combination or the acquisition of the 10% or greater interest was approved before the stock acquisition date by our Board of Directors. After the three-year period, a business combination that was not so approved can be completed only if it is approved by a majority of the outstanding voting shares not held by the interested shareholder or is made at a specified price intended to provide a fair price for the shares held by noninterested shareholders.

Sections 180.1130 through 180.1132 of the Wisconsin Business Corporation Law provide that a “resident domestic corporation,” such as us, may not engage in a “business combination” with a person beneficially owning 10% or more of the voting power of our outstanding stock (a “significant stockholder”) unless the business combination either satisfies certain fair price criteria or the business combination is approved by at least 80% of the voting power of our stock and at least two-thirds of the voting power of our stock not beneficially owned by the significant stockholder.

Requirements for Advance Notification of Shareholder Nominations and Proposals

Our amended and restated by-laws establish advance notice procedures with respect to shareholder proposals to be brought before a shareholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

PLAN OF DISTRIBUTION

The common stock referenced on the cover page of this prospectus will be offered solely by us and will be issued and sold upon the exercise of the warrants described herein. For the holders of warrants to exercise the warrants, the shares issuable upon exercise must either be registered under the Securities Act or exempt from registration. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant.

LEGAL MATTERS

The validity of the common stock offered under this prospectus will be passed upon for us by Reinhart Boerner Van Deuren s.c., Milwaukee, Wisconsin.

EXPERTS

The consolidated financial statements of Veru Inc. as of September 30, 2025 and 2024 and for each of the years in the two-year period ended September 30, 2025, incorporated in this Prospectus by reference from the Veru Inc. Annual Report on Form 10-K for the year ended September 30, 2025, have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as stated in their report thereon incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The address of that website is www.sec.gov. Unless incorporated by reference as provided under “Incorporation by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus, and you should not consider that information a part of this prospectus.

Information about us is also available at our website at www.verupharma.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus. In addition, we incorporate by reference filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of the initial registration statement and prior to effectiveness of the registration statement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

We incorporate by reference the following Veru Inc. SEC Filings (File No. 001-13602):

•	our Annual Report on Form 10-K for the year ended September 30, 2025 filed on December 17, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2025 filed on February 11, 2026;

•	our current reports on Form 8-K filed on each of October 30, 2025 and March 13, 2026;

•	our definitive proxy statement on Schedule 14A filed on January 28, 2026; and

•

the description of our common stock contained in our registration statement on Form 8-A, filed on September 28, 1990, including any amendments or reports filed for the purpose of updating the description.

These documents may also be accessed on our website at www.verupharma.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus, but not delivered with this prospectus. We will provide such copies at no cost, upon written or oral request, by writing or telephoning us at:

Veru Inc.

2916 N. Miami Avenue

Suite 1000

Miami, Florida 33127

Attention: Secretary

(305) 509-6897

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by Veru Inc. in connection with the sale of the securities being registered hereby.

Item	Amount
SEC registration fee	$6,961
Printing expenses	$5,000
Legal fees and expenses	$20,000
Accounting fees and expenses	$15,000
Miscellaneous expenses	$5,000

Total	$51,961

Item 15. Indemnification of Directors and Officers.

Pursuant to sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law, our directors and officers are entitled to mandatory indemnification from us against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his or her duties to us and such breach or failure constitutes: (a) willful failure to deal fairly with us or our shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that section 180.0859 of the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted under sections 180.0850 to 180.0858 as described above. Additionally, under the Wisconsin Business Corporation Law, our directors are not subject to personal liability to us, our shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as such directors, except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

Consistent with sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law, Article VIII of our Amended and Restated By-Laws provides that we shall indemnify any person in connection with legal proceedings threatened or brought against such person by reason of his or her present or past status as one of our officers or directors in the circumstances described above. The Amended and Restated By-Laws also contain a nonexclusivity clause which provides in substance that the indemnification rights under the Amended and Restated By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement with us, any Amended and Restated By-Law or otherwise.

The indemnification provided as set forth above is not exclusive of any other rights to which one of our directors or officers may be entitled.

The general effect of the foregoing provisions is to reduce the circumstances in which an officer or director may be required to bear the economic burdens of the foregoing liabilities and expenses.

Item 16. Exhibits.

The exhibits are listed in the accompanying Exhibit Index and are filed or incorporated by reference as part of this Registration Statement.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby further undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(c) The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933:

(i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of this registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(h) If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form SB-2 (File No. 333-89273) filed with the SEC on October 19, 1999).

4.2	Articles of Amendment to Amended and Restated Articles of Incorporation increasing the number of authorized shares of common stock to 27,000,000 shares (incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form SB-2 (File No. 333-46314) filed with the SEC on September 21, 2000).

4.3	Articles of Amendment to Amended and Restated Articles of Incorporation increasing the number of authorized shares of common stock to 35,500,000 shares (incorporated by reference to Exhibit 3.3 to the registrant’s Registration Statement on Form SB-2 (File No. 333-99285) filed with the SEC on September 6, 2002).

4.4	Articles of Amendment to Amended and Restated Articles of Incorporation increasing the number of authorized shares of common stock to 38,500,000 shares (incorporated by reference to Exhibit 3.4 to the registrant’s Quarterly Report on Form 10-QSB (File No. 1-13602) filed with the SEC on May 15, 2003).

4.5	Articles of Amendment to Amended and Restated Articles of Incorporation designating the terms and preferences for the Class A Preferred Stock – Series 3 (incorporated by reference to Exhibit 3.5 to the registrant’s Quarterly Report on Form 10-QSB (File No. 1-13602) filed with the SEC on May 17, 2004).

4.6	Articles of Amendment to Amended and Restated Articles of Incorporation designating the terms and preferences for the Class A Preferred Stock – Series 4 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 1-13602) filed with the SEC on November 2, 2016).

4.7	Articles of Amendment to Amended and Restated Articles of Incorporation increasing the number of authorized shares of common stock to 77,000,000 shares (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 1-13602) filed with the SEC on August 1, 2017).

4.8	Articles of Amendment to the Amended and Restated Articles of Incorporation increasing the number of authorized shares of common stock to 154,000,000 shares (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 1-13602) filed with the SEC on March 29, 2019).

Exhibit Number	Description

4.9	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company increasing the number of authorized shares of common stock to 308,000,000 shares (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K (File No. 1-13602) filed with the SEC on July 28, 2023).

4.10	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company to effect Reverse Stock Split (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K (File No. 1-13602) filed with the SEC on August 12, 2025).

4.11	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 1-13602) filed with the SEC on May 4, 2018).

4.12	Form of Pre-Funded Warrant issued in October 2025 Offering (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K (File No. 1-13602) filed with the SEC on October 30, 2025).

4.13	Form of Series A Warrant issued in October 2025 Offering (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K (File No. 1-13602) filed with the SEC on October 30, 2025).

4.14	Form of Series B Warrant issued in October 2025 Offering (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K (File No. 1-13602) filed with the SEC on October 30, 2025).

5.1	Opinion of Reinhart Boerner Van Deuren s.c.

23.1	Consent of Cherry Bekaert LLP.

23.2	Consent of Reinhart Boerner Van Deuren s.c. (included in Exhibit 5.1 to this Registration Statement).

24.1	Powers of Attorney (included on signature page to this Registration Statement).

107	Calculation of Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on the 7th day of April, 2026.

VERU INC.

BY	/s/ Mitchell S. Steiner
Mitchell S. Steiner, M.D.
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Mitchell S. Steiner and Michele Greco, and each of them individually, as his or her true and lawful attorney-in-fact and agent, with power to act with or without the other and with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments or any abbreviated Registration Statement, and any amendments thereto, filed pursuant to Rule 462(b) under the Securities Act of 1933) to the Registration Statement and file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mitchell S. Steiner Mitchell S. Steiner, M.D.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	April 7, 2026

/s/ Michele Greco Michele Greco	Chief Financial Officer and Chief Administrative Officer (Principal Accounting and Financial Officer)	April 7, 2026

/s/ Harry Fisch Harry Fisch, M.D.	Vice Chairman of the Board and Director	April 7, 2026

/s/ Michael L. Rankowitz Michael L. Rankowitz	Director	April 7, 2026

/s/ Lucy Lu Lucy Lu, M.D.	Director	April 7, 2026

/s/ Grace Hyun Grace Hyun, M.D.	Director	April 7, 2026

Signature	Title	Date

/s/ Loren Katzovitz Loren Katzovitz	Director	April 7, 2026